CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Highland Clan Creations Corp. (the "Company") on Form 10-KSB for the period ended August 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brent McMullin, the President and Director (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 14, 2005

/s/ Brent McMullin

Brent McMullin

President and Director

(Principal Executive Officer)